EXHIBIT 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 14, 2001, included in this Form 10-K into Consolidated Graphics, Inc. previously filed Registration Statement Files No. 333-82835 on Form S-3, No. 333-62317 on Form S-4,
No. 33-87192 on Form S-8, No. 333-13737 on Form S-8, No. 333-18435 on Form S-8
and No. 333-66019 on Form S-8.






Arthur Andersen LLP
Houston, Texas
June 18, 2001

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